UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): January 26, 2015 (January 23, 2015)

TIER REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas
75248
(Address of principal executive offices)
(Zip Code)

(972) 931-4300
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 23, 2015, Tier Operating Partnership LP (“Tier OP”), the operating partnership of TIER REIT, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an amendment (the “Amendment”) to the Credit Agreement providing for a senior secured credit facility with total financing of up to $475 million (the “Facility”) with Wells Fargo, National Association as agent and lender; J.P.Morgan Chase Bank, N.A. as syndication agent and lender; and the other lenders from time to time parties thereto. The Amendment clarifies the calculation of maximum loan availability. Prior to the occurrence of a collateral release event, outstanding borrowings under the Facility are limited to the lesser of (i) 65% of the aggregate as-is appraised value of the pool of properties securing the Facility and (ii) a debt service coverage amount with respect to such properties, provided that no more than 30% of availability can be attributed to any one secured pool property.

The information set forth above with respect to the Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Amendment, which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIER REIT, INC.

Dated: January 26, 2015	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President – Legal, General Counsel & Secretary